UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A – 101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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THE SCO GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE SCO GROUP, INC.
355 South 520 West, Suite 100
Lindon, Utah  84042

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 27, 2006

TO THE STOCKHOLDERS OF THE SCO GROUP, INC.:

The annual meeting of the stockholders (the “Annual Meeting”) of The SCO Group, Inc. (the “Company”) will be held at the Provo Marriott Courtyard Hotel, located at 1600 North Freedom Boulevard (200 West) in Provo, Utah on Thursday, April 27, 2006.  The Annual Meeting will convene at 11:00 a.m., Mountain Time, to consider and take action on the following proposals:

(1)                                  to elect eight members to the Board of Directors to serve until the next annual meeting of the Company or until their successors have been appointed and are qualified;

(2)                                  to ratify the selection of Tanner LC as the independent registered public accounting firm of the Company for the year ending October 31, 2006; and

(3)                                  to transact such other business as may properly come before the meeting.

ONLY OWNERS OF RECORD OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AS OF THE CLOSE OF BUSINESS ON FEBRUARY 27, 2006 (THE “RECORD DATE”) WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING.  EACH SHARE OF COMMON STOCK IS ENTITLED TO ONE VOTE.

The Company’s Proxy Statement is attached hereto.  Financial and other information concerning the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005.

THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND.  TO ASSURE THAT YOUR VOTE IS COUNTED, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

THE SCO GROUP, INC.
BY ORDER OF THE BOARD OF DIRECTORS

DARL C. McBRIDE, CEO

Lindon, Utah
Dated: February 28, 2006

THE SCO GROUP, INC.
355 South 520 West, Suite 100
Lindon, Utah  84042

Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of The SCO Group, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of the stockholders (the “Annual Meeting”) to be held at the Provo Marriott Courtyard Hotel, located at 1600 North Freedom Boulevard (200 West) in Provo, Utah at 11:00 a.m., Mountain Time, on Thursday, April 27, 2006.  Unless the context otherwise requires, when used herein, the terms “we,” “us,” “our,” “The SCO Group,” or the “Company” refers to The SCO Group, Inc. and its subsidiaries.

THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND FORM OF PROXY ARE FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT MARCH 14, 2006.

At the Annual Meeting, the stockholders of the Company will be asked to vote on two proposals.  Proposal 1 is the annual election of eight directors to serve on our Board of Directors and Proposal 2 is to ratify the selection of Tanner LC as the independent registered public accounting firm for the Company for the year ending October 31, 2006.

A proxy for use at the Annual Meeting is enclosed.  Any stockholder who executes and delivers such proxy has the right to revoke it any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.  Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy.  If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR the proposal in accordance with the recommendation of the Board of Directors.

The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company.  Proxies will be solicited through the mail and may be solicited by our officers, directors and employees in person or by telephone.  They will not receive additional compensation for this effort.  We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

Record Date and Quorum Requirements

February 27, 2006 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, 20,993,848 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), were issued and outstanding.  Each outstanding share of Common Stock will be entitled to one vote.  The Common Stock will vote as a single class with respect to all matters submitted to a vote of the stockholders at the Annual Meeting.

The holders of a majority of the shares of the Common Stock outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and at any adjournment or postponement thereof.  Any abstentions and broker non-votes will be deemed as present for purposes of determining a quorum at the Annual Meeting.  A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.  The eight individuals receiving the most votes will be elected to serve as directors of the Company.  Abstentions and broker non-votes will not have the effect of being counted as voted in favor of or against Proposal 1.  Ratification of Proposal 2 will require the affirmative vote of a majority of the common stock having voting power present in person or represented by proxy at the Annual Meeting and entitled to vote. In determining whether Proposal 2 has received the requisite number of affirmative votes, abstentions will be counted as shares entitled to vote and will have the same effect as a vote against Proposal 2. Broker non-votes, however, will be treated as not entitled to vote for purposes of determining approval of Proposal 2 and will not be counted as votes for or against Proposal 2.

PROPOSAL 1:  ELECTION OF DIRECTORS

At the Annual Meeting, eight directors are to be elected to serve until the next annual meeting of stockholders or until a successor for such director is elected and qualified, or until the death, resignation, or removal of such director.  It is intended that the proxies will be voted for the eight nominees named below for election to the Company’s Board of Directors unless authority to vote for any such nominee is withheld.  Each of the nominees is currently a director of the Company.  Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve.  In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy.  Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named below.  The eight candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected as directors of the Company.

Executive Officers and Directors

The names of the nominees, their ages and their respective business backgrounds are set forth below.

Name	Position(s) With the Company	Age	Director Since
Ralph J. Yarro III	Chairman of the Board of Directors and Director	41	1998
Edward E. Iacobucci	Director	52	2000
R. Duff Thompson	Director	55	2001
Darcy G. Mott	Director	53	2002
Darl C. McBride	Chief Executive Officer, Director	46	2002
Daniel W. Campbell	Director	51	2003
Omar T. Leeman	Director	54	2005
J. Kent Millington	Director	61	2005

Certain information with respect to the nominees is set forth below:

Ralph J. Yarro III has served as the Chairman of our Board of Directors since August 1998.  Mr. Yarro has served as an independent investor and business consultant since December 2004.  Mr. Yarro previously served as the President and Chief Executive Officer of The Canopy Group, Inc., a management and resource company (“Canopy”), from August 1998 to December 2004.  Mr. Yarro also served as a director of Canopy from August 1998 to March 2005.  Mr. Yarro holds a B.A. degree in Political Science from Brigham Young University.

Edward E. Iacobucci has served as a member of the Board of Directors since January 2000.  In 2000, Mr. Iacobucci founded Wingedfoot Services LLC and in January 2002, Mr. Iacobucci co-founded DayJet Corporation where he has served as the Chief Executive Officer.  In 1989, Mr. Iacobucci co-founded Citrix Systems, Inc., a supplier of products and technologies that enable enterprise-wide deployment of software applications, and held the positions of Chief Technical Officer and Vice President of Strategy and Technology.  Mr. Iacobucci also served as Chairman of the Board of Citrix from September 1991 to June 2000.  Mr. Iacobucci holds a B.S. degree in Systems Engineering from the Georgia Institute of Technology.

R. Duff Thompson has served as a member of the Board of Directors since May 2001.  Mr. Thompson has served as a Managing General Partner of EsNet, Ltd., an investment group that is active in both technology and real estate ventures, from 1996 to the present.  From June 1994 to January 1996, Mr. Thompson served as Senior Vice President of the Corporate Development Group of Novell, Inc.  Prior to that time, he served as Executive Vice President and General Counsel for WordPerfect Corporation, and before joining WordPerfect Corporation in 1986, he was a partner with the Salt Lake City law firm of Callister, Nebeker & McCullough.  Mr. Thompson holds a B.S. degree in Economics, a masters degree in Business Administration and a J.D. degree, all from Brigham Young University.

Darcy G. Mott has served as a member of the Board of Directors since March 2002.  Mr. Mott has served as an independent investor and business consultant since December 2004.  Mr. Mott previously served as Vice President, Treasurer and Chief Financial Officer of Canopy from May 1999 to December 2004.  Mr. Mott is a certified public accountant and holds a B.S. degree in Accounting from Brigham Young University.

Darl C. McBride has served as our President and Chief Executive Officer and as a member of the Board of Directors since June 2002.  Before joining our company, Mr. McBride was the president of Franklin Covey Co.’s online planning business from May 2000 to May 2002.  From April 1999 to May 2000, Mr. McBride was the CEO of Pointserve.  From November 1997 to August 1998, Mr. McBride was the Chairman, President and CEO of SBI. From February 1996 to October 1997, Mr. McBride served as the Senior Vice President of IKON Office Solutions. From 1988 to 1996, Mr. McBride held several positions at Novell, Inc. and concluded his service as Vice President and General Manager of Novell’s Embedded Systems Division (NEST).  Mr. McBride holds a B.S. degree from Brigham Young University and received a masters degree in Labor & Industrial Relations from the University of Illinois at Urbana-Champaign.

Daniel W. Campbell has served as a member of our Board of Directors since November 2003. Mr. Campbell has served as a Managing General Partner of EsNet, Ltd., an investment group that is active in both technology and real estate ventures, from July 1994 to the present.  From 1992 to July 1994, Mr. Campbell worked at WordPerfect Corporation as Senior Vice President and Chief Financial Officer.  Prior to that, Mr. Campbell was a partner with Price Waterhouse, an international accounting firm.  Mr. Campbell also serves as the lead director of Nu Skin Enterprises, Inc., where he is the Chairman of the Audit Committee.  Mr. Campbell received an Accounting degree from Brigham Young University in 1979.

Omar T. Leeman is the Senior Vice President of Sales and Customer Support for TrueContext Corporation.  Prior to that, Mr. Leeman was the President and Founder of Pinebrook Management Group, L.L.C., which provided management, sales, marketing, and strategy consulting services.  From January 2001 to April 2002, Mr. Leeman was President, Chief Executive Officer, and Chairman of the Board of Talk2 Technology, Inc.  From February 1983 to January 2001 Mr. Leeman worked at MCI Telecommunications, Inc. where he held several management positions, including President, MCI Business Markets.  He also worked as a Regional Vice President at NEC America Inc., and held management positions at OC Tanner Company and Xerox Corporation.  Mr. Leeman received a B.S. degree in Business Administration from the University of Hawaii.

J. Kent Millington is currently Entrepreneur in Residence at Utah Valley State College (“UVSC”) where he teaches courses in entrepreneurship and new venture finance.  Prior to joining UVSC in August 2004, he lived in Tokyo, Japan where he was Vice President of Asian Operations for Verio, Inc., a subsidiary of NTT Communications.  From October 1996 to December 1997 he was President of Internet Servers Inc., a web hosting start-up that was sold to Verio in December 1997.  Then he served as Vice President of the newly created Web Hosting Division of Verio until his assignment to Tokyo.  Mr. Millington holds a B.A. degree in History from the University of Utah, an MBA from Brigham Young University, and a Doctor of Business Administration from California Coast University.

Composition of the Board of Directors

The Board of Directors of the Company currently consists of eight directors.  Directors are elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.  There are no family relationships among any of the Company’s directors, officers or key employees.

Executive Officers and Section 16 Compliance

See "Executive Officers" for executive officer information and "Section 16(a) Beneficial Ownership Reporting Compliance" for information regarding Section 16(a) compliance.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics that applies to all employees, including employees of our subsidiaries, as well as each member of our Board of Directors.  The code of ethics is available at our website at www.sco.com.

We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address specified above.

Affirmative Determinations Regarding Director Independence

The Board of Directors has determined each of the following directors to be an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”):  Edward E. Iacobucci, R. Duff Thompson, Daniel W. Campbell, Omar T. Leeman, Ralph J. Yarro, Darcy G. Mott, and J. Kent Millington.

In this proxy statement, these directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”  The Independent Directors intend to meet in executive sessions at which only Independent Directors will be present in conjunction with each scheduled quarterly meeting of the Board of Directors.

Meetings and Committees of the Board of Directors

During the year ended October 31, 2005, the Company’s Board of Directors met six times and all Board members attended at least 75 percent of the meetings of the Board and at least 75 percent of the meetings of any of the Board committees.

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Stockholders, it encourages directors to attend and historically more than a majority have done so.  For example, seven of the eight directors attended the Company’s 2005 Annual Meeting.

The Board of Directors has formed the following committees:  the Compensation Committee, the Audit Committee, the Nominations Committee and the Litigation Oversight Committee.

The Compensation Committee.  The Compensation Committee, which held five meetings during the year ended October 31, 2005, recommends, reviews and oversees the salaries and benefits for the Company’s employees, consultants and other individuals compensated by the Company.  The Compensation Committee also administers the Company’s stock option plans and other compensation plans.  The Compensation Committee acts pursuant to a written charter adopted by the Board.  The members of the Compensation Committee are Messrs. Mott (Committee Chair), Iacobucci, Millington, and Leeman.  All members of the Compensation Committee are Independent Directors.

The Audit Committee.  The Audit Committee, which held ten meetings during the year ended October 31, 2005, assists the Board in the oversight of our financial statements, legal compliance, qualifications of independent auditors, and engagement and oversight of our independent auditors.  The Audit Committee acts pursuant to a written charter adopted by the Board, which is attached to this Proxy Statement as Appendix A.  The members of the Audit Committee are Messrs. Campbell (Committee Chair), Thompson, Mott and Millington.  The Audit Committee has determined that Mr. Campbell is an audit committee financial expert as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.  All members of the Audit Committee are Independent Directors.

The Nominations Committee.  In February 2004, the Board created the Nominations Committee to oversee corporate governance and director nominations.  The Nominations Committee held no meetings during the year ended October 31, 2005, but approved various motions, including the recommendation of the directors to serve for the upcoming year, through unanimous written consent.  Among its specific duties, the Nominations Committee makes recommendations to the Board of Directors about the size of the Board or any committee thereof, identifies and recommends candidates for the Board and committee membership, evaluates nominations received from stockholders, determines the compensation and benefits of all directors on the Board and develops and recommends to the Board corporate governance principles applicable to the Company.  The Nominations Committee acts pursuant to a written charter adopted by the Board, which is available at the Company’s website at www.sco.com/company.

The members of the Nominations Committee are Messrs. Leeman (Committee Chair), Yarro, and Campbell.  All members of the Nominations Committee are Independent Directors.

The Litigation Oversight Committee.  In April 2004, the Board created the Litigation Oversight Committee to oversee the IBM and other litigation matters.  The Litigation Oversight Committee held meetings as necessary during the year ended October 31, 2005.  The members of the Litigation Oversight Committee are Messrs. Thompson (Committee Chair), Iacobucci and Yarro.  All members of the Litigation Oversight Committee are Independent Directors.

The Company’s Director Nomination Process

As indicated above, the Nominations Committee of the Board of Directors oversees the director nomination process pursuant to its charter and the Director Nominations Policy (the “Nominations Policy”) adopted by the Nominations Committee.

Minimum Criteria for Board Members.  Each candidate to serve on the Board of Directors (a “Candidate”) must possess at least the following specific minimum qualifications.

•                                          Each Candidate shall be prepared to represent the best interests of all of the Company’s stockholders and not just one particular constituency.

•                                          Each Candidate shall be an individual who has demonstrated integrity and ethics in his/her personal and professional life and has established a record of professional accomplishment in his/her chosen field.

•                                          No Candidate, or family member (as defined in NASD rules), or affiliate or associate (each as defined in Rule 405 under the Securities Act of 1933, as amended) of a Candidate, shall have any material personal, financial or professional interest in any present or reasonably foreseeable potential competitor of the Company.

•                                          Each Candidate shall be prepared to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and not have other personal or professional commitments that would, in the Nominations Committee’s sole judgment, interfere with or limit his or her ability to do so.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominations Committee may consider such other factors as it may deem appropriate, which may include, without limitation, judgment, skill, diversity, experience with businesses and organizations of comparable size to the Company, the interplay of a Candidate’s experience with the experience of other directors and the extent to which a Candidate would be a desirable addition to the Board and any committees of the Board.

Process for Identifying and Evaluating Candidates.  The Nominations Committee is responsible to identify and evaluate Candidates for Board membership and select or recommend to the Board nominees to stand for election.  The Nominations Committee will consider all Candidates recommended by the Company’s Qualified Stockholders (as defined below) in accordance with the procedures set forth below under the caption “Nominees Recommended by Qualified Stockholders.” The committee may also consider Candidates proposed by management, but it is not obligated to do so.  The Nominations Committee will evaluate all Candidates, including incumbent directors, based on the same criteria as described above.  All Candidates (whether identified internally or by a Qualified Stockholder) who, after evaluation, are then selected by or recommended by the Nominations Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.

General Nomination Right of All Stockholders.  Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in the Company’s Amended and Restated Bylaws.  In order for a stockholder’s director nomination to be timely, the stockholder must deliver written notice to the Company’s secretary not less than 120 days prior to any meeting of stockholders called for the election of directors.  Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and all other information required in Article II, Section 11 of the Company’s Amended and Restated Bylaws regarding each proposed nominee and as to each person, acting alone or as part of a group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee or nominees.

The procedures described under the caption “Nominees Recommended by Qualified Stockholders” are meant to establish an additional means by which certain stockholders may participate in the Company’s process for identifying and evaluating Candidates by making recommendations to the Nominations Committee.  Such procedures are not meant to replace or limit the Company’s stockholders’ general nomination rights in any way.

Nominees Recommended by Qualified Stockholders.  In addition to those Candidates identified through the Company’s internal processes, in accordance with the Nominations Policy, the Nominations Committee will evaluate a Candidate proposed by any single stockholder or group of stockholders who have beneficially owned more than five percent of the common stock for at least one year (and will hold the required number of shares through the Annual Meeting) and that satisfies the notice, information and consent provisions in the Nominations Policy (a “Qualified Stockholder”).

In order to be considered by the Nominations Committee for an upcoming annual meeting of stockholders, a notice from a Qualified Stockholder regarding a potential Candidate must be received by the Nominations Committee not less than 120 calendar days before the anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting.  If the Company changes its annual meeting date by more than 30 days from year to year, the notice must be received by the Nominations Committee no later than the close of business on the 10th day following the day on which notice of the date of the upcoming annual meeting is publicly disclosed.

Any Candidate proposed by a Qualified Stockholder must be independent of the Qualified Stockholder in all respects as determined by the Nominations Committee or by applicable law.  Any Candidate submitted by a Qualified Stockholder must also meet the definition of an “independent director” under NASD rules.

Director Compensation

The compensation and benefits for service as a member of the Board of Directors is determined by the Nominations Committee.  Directors employed by us or one of our subsidiaries are not compensated for service on the Board or on any Committee of the Board.  Our non-employee directors currently receive $25,000 for each year of service as a director plus an additional $5,000 per year for each committee of the Board on which such non-employee directors serve.  Additionally, the chairpersons of each of the Compensation Committee and the Nominations Committee receive an additional $5,000 per year and the chairpersons of each of the Audit Committee and the Litigation Oversight Committee receive an additional $10,000 per year.  In addition, Board members are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.  Non-employee directors also receive stock option awards under our stock option plans, which awards currently include an initial option to purchase 45,000 shares of common stock upon joining the Board as a director and thereafter each non-employee director who continues to serve on the Board automatically receives an annual grant of an option to acquire 15,000 shares upon his or her election at the annual meeting.

Communications with Directors

Historically, the Company has not adopted a formal process for stockholder communications with the Board.  Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the stockholders of the Company vote FOR the election of all the nominees listed above.

PROPOSAL 2: APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company is asking the stockholders to ratify the selection of Tanner LC (“Tanner”) as the Company’s independent registered public accounting firm for the year ending October 31, 2006.  The affirmative vote of a majority of the common stock having voting power present in person or represented by proxy and entitled to vote will be required to ratify the selection of Tanner.

In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year.  Even if the selection is ratified, the Board of Directors or Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such change would be in the best interest of the Company and its stockholders.

Representatives of Tanner will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

KPMG LLP (“KPMG”) was previously the independent registered public accounting firm for the Company.  On May 27, 2005, KPMG notified the Company that they would resign upon completion of the Statement on Auditing Standards (“SAS”) No. 100 review of the Company’s condensed consolidated financial statements as of April 30, 2005 and for the related three-month and six-month periods ended April 30, 2005.  On June 2, 2005, KPMG completed its SAS 100 review and its resignation became effective.  On June 2, 2005, Tanner was engaged as the independent registered public accounting firm.  The Audit Committee of the Company’s Board of Directors recommended and approved the appointment of Tanner.

In connection with the audits of the two fiscal years ended October 31, 2004, and the subsequent interim periods through June 2, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with its opinion to the subject matter of the disagreement.

There were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) during the years ended October 31, 2004 and 2003, or the subsequent interim periods through June 2, 2005, except that, KPMG reported in a letter to the Company’s Audit Committee dated May 17, 2005 that during its audit of the Company’s financial statements for the year ended October 31, 2004, it noted a material weakness in internal controls related to the accounting for capital stock and stock option transactions.  The Audit Committee and the Company’s management discussed the issue with KPMG and the Company authorized KPMG to respond fully to the inquiries of Tanner concerning the issue.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended October 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s years ended October 31, 2004 and 2003, and the subsequent interim periods through June 2, 2005, the Company did not consult with Tanner regarding any of the matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Tanner for the year ended October 31, 2005 and presents fees for KPMG for the year ended October 31, 2004 (in thousands):

	2005	2004

Audit Fees(1)	$230	$393
Audit-Related Fees(2)	14	94
Tax Fees(3)	0	101
All Other Fees(4)	0	95
Total	$244	$683

(1)                                  Audit Fees consist of fees billed for the annual audits and quarterly reviews.

(2)                                  Audit Related Fees consist of fees billed for various SEC filings and the audit of the Company’s employee benefit plan.

(3)                                  Tax Fees consist of fees billed for tax consultation and assistance in the preparation of tax returns.

(4)                                  All other fees principally include fees for the preparation of statutory accounts for the Company’s international subsidiaries.

Pre-Approval Policies

The Audit Committee pre-approved all audit, audit-related and non-audit services performed by our independent registered public accounting firm.  The Audit Committee has determined that the fees paid to Tanner for non-audit services are compatible with maintaining Tanner’s independence as our auditors.

Audit Committee Report

The Audit Committee, which consists of Messrs. Campbell, Thompson, Mott and Millington, is responsible for, among other things:

•                                          reviewing the Company’s annual financial statements and other relevant financial reports,

•                                          reviewing the internal financial reports prepared by management,

•                                          recommending engagement of the Company’s independent registered public accounting firm,

•                                          approving the services performed by such accountants,

•                                          consulting with such accountants and reviewing with them the results of their audit, and

•                                          reviewing and evaluating the Company’s systems of internal controls and the audit and financial reporting process.

The Audit Committee acts pursuant to a written charter adopted by the Board (see Appendix A) and all members of our Audit Committee are “independent” as defined under Rule 4350(d)(2) of the NASD listing standards.  In addition, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with its management and has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee).

The Audit Committee has also considered whether the provision of non-audit services provided by Tanner to the Company is compatible with maintaining its independence and has discussed with the auditors such auditors’ independence.

Based on its review, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company’s year ended October 31, 2005 be included in the Company’s Annual Report on Form 10-K for its year ended October 31, 2005, which was filed on January 27, 2006.

Submitted by:

Daniel W. Campbell (Chair)
R. Duff Thompson
Darcy G. Mott
J. Kent Millington
Members of the Audit Committee

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the stockholders of the Company vote FOR the ratification of Tanner LC as the Company’s Independent Registered Public Accounting Firm.

EXECUTIVE OFFICERS

The following table presents information regarding the current executive officers of the Company:

Name	Age	Position
Darl C. McBride	46	Chief Executive Officer, Director
Bert B. Young	51	Chief Financial Officer
Tim Negris	51	Executive Vice President, Sales and Marketing
Sandeep Gupta	34	Chief Technology Officer
Ryan E. Tibbitts	49	General Counsel and Corporate Secretary
Christopher Sontag	42	Sr. Vice President Business Development
Jeff F. Hunsaker	40	Sr. Vice President, Worldwide Sales

Set forth below is the business background of each of our executive officers.  Information on the business background of Darl C. McBride is set forth above under the caption “Election of Directors.”

Bert B. Young has served as Chief Financial Officer since April 2004.  Mr. Young is responsible for all finance, accounting, and administration of our worldwide operations.  From November 2002 to April 2004, Mr. Young worked as Chief Financial Officer at LANDesk Software Inc. and from September 2000 to November 2002 was the Chief Financial Officer of Talk2 Technology Inc.  From March 2000 to September 2000, Mr. Young was the Chief Financial Officer at MarchFIRST Inc.  On April 21, 2001, MarchFIRST filed for protection under the federal bankruptcy laws. Mr. Young holds a B.S. degree in Accounting from Utah State University.

Tim Negris has served as the Executive Vice President of Sales and Marketing since February 2006 and prior to that was the Senior Vice President of Marketing since August 2005.  Mr. Negris is responsible for all aspects of corporate, product and channel marketing activities for the Company.  From April 2002 to August 2005, Mr. Negris was an independent consultant and from August 2001 to April 2002 Mr. Negris was the Vice President of Marketing for Tivre Networks, a networking software company.  Prior to that, Mr. Negris has also been an independent consultant as well as held several senior marketing positions.  Mr. Negris holds a B.S. degree from New York University.

Sandeep Gupta has served as Chief Technology Officer for the Company since August 2005.  In that capacity, Mr. Gupta is responsible for continuing research, development, enhancement and future product vision for all of the Company’s technology and products.  Mr. Gupta joined the Company in 1996 as part of the ISV engineering group and during his tenure with the Company has also supervised and led the efforts of the escalations team, ecommerce and web services as well as UnixWare development.  Prior to joining the Company, Mr. Gupta worked for Fujitsu ICL.  Mr. Gupta holds a B.S. degree in Computer Engineering from the Delhi College of Engineering.

Ryan E. Tibbitts joined the Company in June 2003 as General Counsel and became the Corporate Secretary in September 2003.  Mr. Tibbitts is responsible for all legal aspects of the Company’s worldwide operations.  Prior to joining the Company, Mr. Tibbitts worked as General Counsel at Center 7, Inc. from October 2001 to June 2003 and Lineo, Inc. from January 2001 to September 2001.  Mr. Tibbitts worked in private practice with a law firm in Utah from 1985 until 2001.  Mr. Tibbitts is a member of the Utah State Bar and American Bar Association and received his J.D. and B.S. degrees from Brigham Young University.

Christopher Sontag has served as Senior Vice President, Business Development, since January 2005 and prior to that was the Senior Vice President of our SCOsource Division since September 2002.  From April 2000 to October 2002, Mr. Sontag was the President of Sontag Consulting.  From January 1996 to April 2000, Mr. Sontag was the co-founder, President and Chief Technology Officer of emWare, Inc.  Before his service at emWare, Mr. Sontag developed marketing and engineering strategies for Novell, Inc., where he worked as the Director of Marketing and Product Development.  Mr. Sontag earned a B.S. degree in Information Management from Brigham Young University.

Jeff F. Hunsaker has served as the Senior Vice President of Worldwide Sales since August 2005 and has served as the Senior Vice President, UNIX Division, since January 2004.  From February 2003 to December 2003,

Mr. Hunsaker served as Senior Vice President of Worldwide Sales and Marketing for the Company and prior to that Mr. Hunsaker served as Vice President and General Manager, Americas Division, from January 2000 to January 2003.  Upon joining the Company, Mr. Hunsaker was the Sales Director for North America from January 2000 to January 2001.  From January 1998 to December 1999, Mr. Hunsaker was Director of Channel Sales for the Baan Company.  Prior to that, Mr. Hunsaker spent eight years working in a senior sales and marketing capacity for the WordPerfect suite of products for WordPerfect Corporation, Novell, Inc. and Corel Corporation.  Mr. Hunsaker holds a B.S. degree in Business Finance from Utah State University.

HISTORICAL COMPENSATION OF THE COMPANY

The following table presents compensation information for our last three fiscal years for our Chief Executive Officer and our four most highly compensated executive officers other than our Chief Executive Officer.

Summary Compensation Table

				Long-Term Compensation
		Annual Compensation (1)		Awards Payouts
Name and Principal Position	Year	Salary	Bonus/ Commission	Restricted Stock Awards	Securities Underlying Options	LTIP Payouts	All Other Compensation
Darl C. McBride (2)	2005	$265,000	$213,823	$0	100,000	$0	$0
Chief Executive Officer	2004	257,498	35,000	0	0	0	0
	2003	230,769	755,278	78,511	200,000	0	0

Bert B. Young (3)	2005	$170,000	$79,379	$0	150,000	0	0
Chief Financial Officer	2004	84,346	30,000	0	150,000	0	0

Christopher Sontag (4)	2005	$160,000	$74,464	$0	25,000	0	0
Sr. Vice President,	2004	160,000	20,000	0	0	0	0
Business Development	2003	153,000	281,746	64,340	100,000	0	0

Jeff F. Hunsaker (5)	2005	$160,000	$73,480	$0	25,000	0	0
Sr. Vice President,	2004	160,000	133,981	0	0	0	0
Worldwide Sales	2003	142,889	95,932	0	100,000	0	0

Ryan E. Tibbitts (6)	2005	$145,000	$68,078	$0	150,000	0	0
General Counsel and	2004	130,384	50,000	0	110,000	0	0
Corporate Secretary	2003	45,153	13,500	2,500	65,000	0	0

(1)                            The column for “Other Annual Compensation” has been omitted because there is no compensation required to be reported in that column.  The aggregate amount of perquisites and other personal benefits provided to each executive officer listed above is less than the lesser of $50,000 and ten percent of the named executive officer’s total annual salary and bonus.

(2)                            Of the $213,823 bonus earned by Mr. McBride for the year ended October 31, 2005, $170,196 was paid during the year ended October 31, 2005 and the remaining $43,627 was paid during the year ending October 31, 2006.  The bonus of $35,000 earned by Mr. McBride for the year ended October 31, 2004 was paid during the year ended October 31, 2005.  Of the $755,278 bonus earned by Mr. McBride for the year ended October 31, 2003, $480,134 was paid during the year ended October 31, 2003 and the remaining $275,144 was paid during the year ended October 31, 2004.

(3)                            Mr. Young was hired as the Company’s Chief Financial Officer in April 2004.  Of the $79,379 bonus earned by Mr. Young for the year ended October 31, 2005, $62,390 was paid during the year ended October 31, 2005 and the remaining $16,989 was paid during the year ending October 31, 2006.  The bonus of $30,000 earned by Mr. Young for the year ended October 31, 2004 was paid during the year ended October 31, 2005.

(4)                            Of the $74,464 bonus earned by Mr. Sontag for the year ended October 31, 2005, $58,720 was paid during the year ended October 31, 2005 and the remaining $15,744 was paid during the year ending October 31, 2006.  The bonus of $20,000 earned by Mr. Sontag for the year ended October 31, 2004 was paid during the year ended October 31, 2005.  Of the $281,746 bonus earned by Mr. Sontag for the year ended October 31, 2003, $181,590 was paid during the year ended October 31, 2003 and the remaining $100,156 was paid during the year ended October 31, 2004.

(5)                            Of the $73,480 bonus earned by Mr. Hunsaker for the year ended October 31, 2005, $58,720 was paid during the year ended October 31, 2005 and the remaining $14,760 was paid during the year ending October 31, 2006.  Of the $133,981 in commissions earned by Mr. Hunsaker for the year ended October 31, 2004, $82,177 was paid during the year ended October 31, 2004 and the remaining $51,804 was paid during the year ended October 31, 2005.  Of the $95,932 in commissions earned by Mr. Hunsaker for the year ended October 31, 2003, $76,820 was paid during the year ended October 31, 2003 and the remaining $19,112 was paid during the year ended October 31, 2004.

(6)                            Mr. Tibbitts was hired as our General Counsel in June 2003 and became the Corporate Secretary in September 2003.  Of the $68,078 bonus earned by Mr. Tibbitts for the year ended October 31, 2005, $53,215 was paid during the year ended October

31, 2005 and the remaining $14,863 was paid during the year ending October 31, 2006.  The bonus of $50,000 earned by Mr. Tibbitts for the year ended October 31, 2004 was paid during the year ended October 31, 2005.  Of the $13,500 bonus earned by Mr. Tibbitts for the year ended October 31, 2003, $7,500 was paid during the year ended October 31, 2003 and the remaining $6,000 was paid during the year ended October 31, 2004.

Option Grants in Last Fiscal Year

The following table presents the grants of stock options, under our option plans during the year ended October 31, 2005, to each of the executive officers named in the Summary Compensation Table.

All option grants under each of the plans are nonqualified stock options.  Options expire ten years from the date of grant.

The exercise price of each option granted is equal to the fair market value of our common stock as determined by the Board of Directors on the date of grant.  During the year ended October 31, 2005, the Company granted a total of 1,118,000 options to members of the Board of Directors, executive officers and employees.

Potential realizable values are computed by:

•                                          Multiplying the number of shares of common stock subject to a given option by the exercise price per share;

•                                          Assuming that the aggregate option exercise price derived from that calculation compounds at the annual five percent or ten percent rates shown in the table for the entire 10-year term of the option; and

•                                          Subtracting the aggregate option exercise price from that result.

The five percent and ten percent assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

	Individual Grants				Potential Realizable Value at Assumed
		Percent of Total Options Granted to Employees in Fiscal Year			Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted(1)		Exercise Price Per Share ($/Share)	Expiration Date	0%	5%	10%

Darl C. McBride	100,000	8.9%	$4.85	12/07/2014	$0	$304,908	$772,637
Bert B. Young	150,000	13.4%	4.85	12/07/2014	$0	$457,362	$1,158,955
Christopher Sontag	25,000	2.2%	4.85	12/07/2014	$0	$76,227	$193,159
Jeff F. Hunsaker	25,000	2.2%	4.85	12/07/2014	$0	$76,227	$193,159
Ryan E. Tibbitts	150,000	13.4%	4.85	12/07/2014	$0	$457,362	$1,158,955

(1)                                  Options granted become exercisable with respect to 25 percent of the shares covered thereby on the first anniversary of the date of grant and vest 1/36th per month thereafter, unless otherwise provided for in the award agreement.  Option vesting will accelerate upon a change in control of the Company and upon the declaration by the Board of the payment of a certain dividend to the common stockholders of the Company.  Options are granted for a term of ten years, subject to earlier termination in certain events, and are not transferable.  The Compensation Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options.

On January 23, 2006, each of the above named executive officers received an option grant to acquire common shares at an exercise price of $3.78 per share.  Mr. McBride received a grant of 80,000 shares; Mr. Young received a grant of 70,000 shares; Mr. Sontag received a grant of 50,000 shares; Mr. Hunsaker received a grant of 40,000 shares; and Mr. Tibbitts received a grant of 50,000 shares.

Aggregated Option Exercises for the Year Ended October 31, 2005 and Year-end Option Values

	Shares Acquired on Exercise		Number of Shares Underlying Unexercised Options at October 31, 2005		Value of Unexercised In-the- Money Options at October 31, 2005
Name		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Darl C. McBride	0	$0	512,499	387,501	$1,363,165	$766,835
Bert B. Young	0	$0	56,250	243,750	$0	$0
Christopher Sontag	0	$0	147,083	87,917	$327,124	$132,376
Jeff F. Hunsaker	0	$0	132,942	25,808	$254,637	$2,125
Ryan E. Tibbitts	0	$0	71,145	253,855	$0	$0

Employment Agreements

The Company has not entered into any employment agreements with its executive officers or any other employees.

Change in Control Agreements

On December 10, 2004, the Company entered into Change in Control Agreements with the following officers:  Darl C. McBride; Bert B. Young; Christopher Sontag; Jeff F. Hunsaker; and Ryan E. Tibbitts (each, an “Officer”).  Each agreement is effective as of December 10, 2004.  On January 23, 2006, the Company entered into similar agreements with Tim Negris and Sandeep Gupta.

Pursuant to the terms of these agreements, each Officer agrees that he or she will not voluntarily leave the employ of the Company in the event any individual, corporation, partnership, company or other entity takes certain steps to effect a change in control of our company, until the attempt to effect a change in control has terminated, or until a change in control occurs.

If the Officer is still employed by the Company when a change in control occurs, any stock, stock option or restricted stock granted to the Officer by the Company that would have become vested upon continued employment by the Officer shall immediately vest in full and become exercisable notwithstanding any provision to the contrary of such grant and shall remain exercisable until it expires or terminates in accordance with its terms.

Each Officer shall be solely responsible for any taxes that arise or become due pursuant to the acceleration of vesting that occurs pursuant to the Change in Control Agreement.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the year ended October 31, 2005 were Messrs. Mott, Iacobucci, Leeman and Millington.  None of the members of our Compensation Committee has at any time been an officer or employee of us or any of our subsidiaries or parent.  None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Compensation Committee Report on Executive Compensation

It is the duty of the Compensation Committee to review and approve the salary, bonus and equity compensation of the Company’s Chief Executive Officer as well as the Company’s other executive officers and to establish the general compensation policies for such executives.  The Compensation Committee also has the authority to make discretionary option grants to the Company’s executive officers under the 1999 Stock Option Plan and 2002 and 2004 Omnibus Stock Incentive Plans.

The Compensation Committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance and the value created for its stockholders.  In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company’s success.  The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified executives through competitive compensation packages.

General Compensation Policy.  The Compensation Committee’s policy is to provide the Company’s executives with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance and that are competitive enough to attract and retain highly skilled individuals.  Each executive’s compensation package is comprised of three elements:  (i) base salary that is competitive with the market and reflects individual performance; (ii) quarterly and annual performance awards tied to the Company’s attainment of financial performance objectives; and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executives and the Company’s stockholders.  As an executive’s level of responsibility increases, a greater proportion of his or her total compensation is tied to the Company’s financial performance and stock price appreciation rather than base salary.

 Factors.  The principal factors that were taken into account in establishing each executive officer’s compensation package for the year ended October 31, 2005 are described below.  However, the Compensation Committee has reserved the ability to exercise its discretion in applying entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary.  The base salary levels for the executive officers were established for the year ended October 31, 2005 on the basis of the following factors:  personal performance and experience and the estimated salary levels in effect for similar positions within and outside the Company’s industry with which the Company competes for executive talent and internal comparability considerations.  The Compensation Committee made its decision as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent.  In completing this analysis, the Compensation Committee reviewed national and regional independent executive compensation surveys for technology companies.  The Compensation Committee reviews executive base salaries at least annually and makes adjustments in accordance with the factors indicated above.

Quarterly and Annual Performance Awards.  Certain executives (other than the Chief Executive Officer, whose quarterly and annual performance awards are described below under “CEO compensation”) were eligible to earn quarterly and annual performance awards based on the attainment of (i) revenue and operating performance targets and (ii) personal objectives.  During the year ended October 31, 2005, the Company’s executives (other than the Chief Executive Officer) received quarterly and annual performance awards of approximately $295,000, based on the attainment of the revenue and operating performance targets and the successful completion of their personal objectives.

Equity Incentives. Executives have received equity incentives from stock option grants and restricted stock awards under the 1999, 2002 and 2004 Omnibus Stock Incentive Plans.  The grants and awards have been designed to align the interests of each executive officer with those of the stockholders and provide each executive with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.  Each grant allows the executive to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years).  The shares subject to each option vest in installments, contingent upon the executive officer’s continued employment with the Company.  Accordingly, each award provides a return to the executive only if the executive remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

The Compensation Committee sets the number of shares subject to each option grant or restricted stock award at a level intended to create a meaningful opportunity for stock ownership based on (i) the executive’s current position with the Company, (ii) the base salary associated with the position, (iii) the size of comparable awards made to individuals in similar positions within the industry, and (iv) the executive’s personal performance in recent periods.  The Compensation Committee also takes into account the executive’s existing holdings of the Company’s common stock and the number of vested and unvested option shares exercisable by the executive in order to maintain an appropriate level of equity incentive to keep the executives’ interests aligned with the Company’s stockholders.

During the year ended October 31, 2005, the Compensation Committee granted a total of 350,000 shares of the Company’s common stock to executives (other than the Chief Executive Officer) upon an analysis of the executives’ current equity holdings in the Company and the vesting status of their equity awards to maintain alignment of interests with the Company’s stockholders.

CEO Compensation.  In reviewing and setting the total compensation of the Company’s Chief Executive Officer for the year ended October 31, 2005, the Compensation Committee sought to make that compensation competitive, while at the same time assuring that a significant percentage of compensation was tied to the Company’s performance.  The Compensation Committee reviewed the national and regional compensation surveys described above for chief executive officers of comparable software companies to determine an appropriate compensation level.  During the year ended October 31, 2005, the base salary for Darl McBride, the Company’s Chief Executive Officer, was $265,000.  Mr. McBride received quarterly and annual performance bonuses of $213,813 for the year ended October 31, 2005.  Mr. McBride earned this bonus as a result of the Company’s attainment of specific revenue and operating performance targets as well as the attainment of certain of his personal objectives.  Mr. McBride’s personal objectives included; the UNIX business operating profitably and generating positive cash flow on a quarterly basis, launching a new line of business, supporting the Company’s intellectual property litigation and coordinating efforts between internal and external resources, and achieving sequential revenue and profit growth.

Mr. McBride received an option to purchase 100,000 shares of the Company’s common stock at an exercise price of $4.85 per share during the year ended October 31, 2005. This option vests over four years, although vesting accelerates upon either a change in control of the Company or the declaration of a dividend by the Board of Directors.  As was the case for the other executives, this award was determined based upon Mr. McBride’s current equity holdings in the Company and related vesting to maintain alignment of his interests with the stockholders generally.

Change in Control Agreements.  As described in more detail under the section above entitled “Change in Control Agreements,” the Company entered into Change in Control Agreements with its executives including Mr. McBride.  The Change in Control Agreements provide that if an executive remains employed by the Company when a change in control of the Company occurs, the vesting will accelerate of any unvested stock, stock option or any restricted stock granted to the executive.  The Company’s purpose in entering into the Change in Control Agreements was to attempt to increase the alignment of the interests of the executives with the interests of the Company’s stockholders in connection with any potential change in control of the Company.

Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year.  The limitation applies only to compensation which is not considered to be performance-based.  Non-performance based compensation paid to the Company’s executive officers for the year ended October 31, 2005 did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company’s executive officers for the year ending October 31, 2006 will exceed that limit.  The Company’s 1999, 2002 and 2004 Omnibus Stock Incentive Plans have been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the options shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation.  Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers.  The Compensation Committee will reconsider this decision should the individual non-performance based cash compensation of any executive officer ever approach the $1 million level.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interest of its stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.

Submitted by:

Darcy G. Mott (Chair)
Edward E. Iacobucci
J. Kent Millington
Omar T. Leeman
Members of the Compensation Committee

EQUITY COMPENSATION PLAN INFORMATION

We maintain our 1998 Stock Option Plan, our 1999 Omnibus Stock Incentive Plan, our 2002 Omnibus Stock Incentive Plan, our 2004 Omnibus Stock Incentive Plan and our 2000 Employee Stock Purchase Plan (the “ESPP”).  We are no longer granting awards under the 1998 Stock Option Plan, which was superseded by the 1999 Omnibus Stock Incentive Plan.

The following table provides information about equity awards under our equity compensation plans as of October 31, 2005:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by security holders	3,824,000	$4.03	1,749,000	(1) (2)
Equity compensation plans not approved by security holders	0	N/A	0

Total	3,824,000	$4.03	1,749,000

(1)                                  The 2004 Omnibus Incentive Plan incorporates an evergreen formula pursuant to which on each November 1, the aggregate number of shares reserved for issuance under the 2004 Plan will increase by a number of shares equal to three percent of the outstanding shares on the day preceding (October 31).  The ESPP incorporates an evergreen formula pursuant to which on January 1 of each year the aggregate number of shares reserved for issuance under the ESPP will increase by a number of shares equal to one percent of the outstanding shares on the day preceding (December 31).

(2)                                  Of these shares, 212,000 shares remain available for purchase under the ESPP.

Stock Performance Graph

The following graph shows a comparison of cumulative total stockholder return on the Company’s common stock, based on the market price of our common stock, assuming reinvestment of dividends, with the cumulative total return on The Nasdaq Stock Market (U.S.) and the Hemscott Group Index for internet software and services for the period beginning October 31, 2000 through October 31, 2005.

COMPARE CUMULATIVE TOTAL RETURN

AMONG THE SCO GROUP, INC.

NASDAQ MARKET INDEX AND HEMSCOTT GROUP INDEX

Assumes $100 Invested on October 31, 2000
Assumes Dividends Reinvested
 Year Ended October 31, 2005

	10/31/00	10/31/01	10/31/02	10/31/03	10/31/04	10/31/05
The SCO Group, Inc.	100.00	8.57	9.36	120.71	21.29	26.79
Internet Software & Svcs.	100.00	26.81	21.41	44.61	48.83	44.57
NASDAQ Market Index	100.00	50.15	40.35	58.60	59.90	64.48

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 31, 2006, the number of shares of common stock held of record or beneficially by each person who held of record, or who had the right to acquire shares of common stock within 60 days, or was known by us to own beneficially, more than five percent of our common stock, and the name and holdings of each director and named executive officer and of all executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class

Principal Stockholders:

Ralph J. Yarro III 355 South 520 West Suite 100 Lindon, Utah 84042	5,636,855	(1)	26.8%

Krevlin Advisors, LLC 598 Madison Avenue 12th Floor New York, NY 10022	2,148,682		10.2%

Jet Capital 667 Madison Avenue, 9th Floor New York, NY 10021	1,181,379		5.6%

Chesapeake Partners Management 1829 Reisertown Road, Suite 420 Baltimore, MD 21208	1,410,229		6.7%

Scoggin Capital Management 660 Madison Avenue New York, NY 10021	1,403,500		6.7%

Named Executive Officers And Directors:

Ralph J. Yarro III	5,636,855	(1)	26.8%
Edward E. Iacobucci	129,423	(2)	*
Darcy G. Mott	152,319	(3)	*
R. Duff Thompson	79,423	(4)	*
Omar T. Leeman	0	(5)	*
Daniel W. Campbell	82,500	(6)	*
J. Kent Millington	0	(7)	*
Darl C. McBride	633,161	(8)	3.0%
Bert B. Young	118,750	(9)	*
Christopher Sontag	182,509	(10)	*
Jeff F. Hunsaker	159,871	(11)	*
Ryan E. Tibbitts	139,957	(12)	*

All Officers and Directors as a Group (12 Persons)	7,314,768	(13)	34.8%

*                                   Does not exceed one percent.

(1)                            Consists of options to purchase 105,000 shares of common stock, 10,000 shares of common stock acquired through an open-market purchase, 175 shares of common stock, 28,846 shares of common stock received for service on the Board, and 5,492,834 shares of common stock previously held by The Canopy Group, Inc. (“Canopy”).  On March 11, 2005, Canopy transferred all of its shares of our common stock to Mr. Yarro.

(2)                            Consists of options to purchase 92,500 shares of common stock, 10,000 shares of common stock acquired through an open-market purchase and 26,923 shares of common stock received for service on the Board.

(3)                            Consists of 337 shares of common stock, options to purchase 67,500 shares of common stock, 51,020 shares of common stock acquired through a private placement of our common stock, and 33,462 shares of common stock received for service on the Board.

(4)                            Consists of options to purchase 67,500 shares of common stock and 11,923 shares of common stock received for service on the Board.

(5)                            Does not include options to purchase 45,000 shares of our common stock granted to Mr. Leeman in June 2005.

(6)                            Consists of options to purchase 82,500 shares of common stock.

(7)                            Does not include options to purchase 45,000 shares of our common stock granted to Mr. Millington in June 2005.

(8)                            Consists of 7,003 shares of restricted common stock, 8,000 shares of common stock acquired in an open-market purchase, 11,808 shares of common stock acquired through our Employee Stock Purchase Plan, 100 shares of common stock, and options to purchase 606,250 shares of common stock.

(9)                            Consists of options to purchase 118,750 shares of common stock.

(10)                      Consists of 5,739 shares of restricted common stock and options to purchase 176,770 shares of common stock.

(11)                      Consists of 15,000 shares of restricted common stock, 3,309 shares of common stock acquired through our Employee Stock Purchase Plan, and options to purchase 141,562 shares of common stock.

(12)                      Consists of 223 shares of restricted common stock, 2,485 shares of common stock acquired through our Employee Stock Purchase Plan, 1,000 shares of common stock acquired in open market purchases prior to joining the Company, and options to purchase 136,249 shares of common stock.

(13)                      See notes (1) through (12) as applicable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities.  Officers, directors, and greater than ten percent stockholders are required to furnish us with copies of all Section 16(a) forms they file.  We believe that during the year ended October 31, 2005, all reporting persons complied with all applicable filing requirements.  Mr. Thompson recently discovered that he should have filed a Form 5 for the fiscal year ended October 31, 2004, which he filed on February 16, 2006.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the transactions described below, since the beginning of the year ended October 31, 2005 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•                                          in which the amount exceeds $60,000; and

•                                          in which any director, executive officer, holder of more than five percent of our Common Stock or any member of their immediate family had or will have a direct or indirect material interest.

Effective March 11, 2005, Canopy transferred all of its shares of the Company’s common stock to Ralph Yarro, the Chairman of the Company’s Board of Directors, and at that time we were no longer a related party to Canopy.

On April 30, 2003, the Company and Center 7, Inc. (“C7”) entered into a Marketing and Distribution Master Agreement (the “Marketing Agreement”) and an Assignment Agreement (the “Assignment Agreement”).  On October 2, 2003, C7 assigned the Assignment Agreement to Vintela, Inc. (“Vintela”) and Vintela and the Company entered into a new marketing agreement (the “Vintela Agreement”).  Both C7 and Vintela were majority owned by Canopy.  Under the Vintela Agreement, the Company was appointed as a worldwide distributor for Vintela products to co-brand, market and distribute these products.

Under the Assignment Agreement, the Company assigned the copyright applications, patents and contracts related to Volution Manager, Volution Authentication, Volution Online and Volution Manager Update Service (collectively, the “Assigned Software”).  As consideration for this assignment, C7 issued, and Vintela assumed, a $500,000 non-recourse promissory note payable to the Company, secured by the Assigned Software.  This note was originally due on April 30, 2005 with interest payable at a rate of one percent above the prime rate as reported in the Wall Street Journal.

In late November 2004, the Company entered into discussions with Vintela with respect to the cancellation of the Marketing Agreement and repayment of the Note.  It was later agreed that once Vintela had received funding from an outside third party, the Company would forego any interest charges on the promissory note in return for an immediate payment of the $500,000.  On December 9, 2004, the Company received the $500,000 payment from Vintela and forgave the outstanding interest charges associated with the promissory note.

At the time the promissory note was executed, the Company had no recorded basis in the Assigned Software.  Because the transfer of the Assigned Software was to a related party in exchange for a promissory note and there was substantial doubt concerning the ability of C7 to repay the debt as they were not profitable and being funded by Canopy, no gain was recognized by the Company until payment was received on December 9, 2004.  The Company recorded the $500,000 received as a component of other income in its statement of operations and comprehensive loss for the year ended October 31, 2005.

Kevin McBride is a licensed attorney working on the SCO Litigation and is also the brother of the Company’s Chief Executive Officer, Darl McBride.  During the year ended October 31, 2005, Kevin McBride’s legal fees were paid by Boies, Schiller & Flexner.  Prior to October 31, 2004, Kevin McBride’s costs for both legal fees and reimbursable expenses were paid by Boies, Schiller & Flexner in connection with the initial engagement agreement.

As part of the Engagement Agreement entered into on October 31, 2004, the Company started paying directly to Kevin McBride reimbursable expenses associated with the SCO Litigation, which primarily included document management, outsourced technical and litigation assistance, and travel expenses.  During the year ended October 31, 2005, the Company incurred costs of approximately $323,000 for the above-mentioned expenses for Kevin McBride.

STOCKHOLDER PROPOSALS

No proposals have been submitted by stockholders of the Company for consideration at the Annual Meeting.  Stockholder proposals intended to be presented at the Company’s 2007 annual meeting of stockholders must be received by the Company on or before November 14, 2006 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. However, if the date of the 2007 annual meeting is changed by more than 30 days from the date of this year’s annual meeting, then the deadline will be a reasonable time before we begin to print and mail the proxy materials. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy and should be mailed to:  Secretary, The SCO Group, Inc., 355 South 520 West, Suite 100 Lindon, Utah  84042.

In addition, the Company’s Bylaws permit stockholders to nominate directors at the annual meeting by providing advance written notice to the Company.  In order to make a director nomination at a stockholder meeting, a stockholder must notify the Company not fewer than 120 days in advance of any meeting of stockholders called for the election of directors.  Similarly, the Company’s Bylaws permit stockholders to cause other business to be conducted at any meeting of stockholders by providing advance written notice to the Company.  In order for such business to be conducted at a stockholder meeting, a stockholder must notify the Company not fewer than 120 days in advance of the meeting of stockholders.  Assuming the date of next year’s annual meeting is on or about April 20, 2007, any notice required under the Bylaws as described in this paragraph must be received by the Company no later than December 20, 2006 in order to be timely for next year’s annual meeting.  In addition, the notice must meet all other requirements contained in the Company’s Bylaws.

A stockholder may contact the Corporate Secretary of the Company at its headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

OTHER MATTERS

We do not know of any business, other than described in this Proxy Statement that should be considered at the Annual Meeting.  If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided.  The signing of a proxy by no means prevents your attending and voting at the Annual Meeting.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the “Commission”).  Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the Commission at its principal office at 100 F. Street,  N.E., Room 1580, Washington, D.C. 20549, and at its regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.  In addition, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission at http://www.sec.gov.

Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “SCOX.”  Reports and other information concerning the Company can be inspected at the offices of Nasdaq at 1735 “K” Street, N.W., Washington, D.C. 20006-1500.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED OCTOBER 31, 2005 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 2006, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO SECRETARY, THE SCO GROUP, INC., 355 SOUTH 520 WEST, SUITE 100, LINDON, UTAH  84042.

Appendix A

THE SCO GROUP, INC.
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

January 10, 2006

I.              COMPOSITION OF THE AUDIT COMMITTEE.

The Audit Committee of The SCO Group, Inc. (the “Company”) shall be comprised of at least three directors, each of whom is (i) “independent” under the rules of the Nasdaq Stock Market, Inc., except as permitted by Nasdaq Rule 4350(d) and the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder (the “Sarbanes-Oxley Act”), (ii) does not accept any consulting, advisory or other compensatory fee from the issuer other than in his or her capacity as a member of the Board or any committee of the Board, and (iii) is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication.

Notwithstanding the immediately preceding paragraph, one director who is not “independent” under the rules of the Nasdaq Stock Market, Inc., who does not accept any consulting, advisory or other compensatory fee from the issuer other than in his or her capacity as a member of the Board or any committee of the Board, who is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Exchange Act, and who is not a current officer or employee, or a spouse, parent, child or sibling, whether by blood, marriage or adoption of, or a person who has the same residence as, any current officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, shall have determined that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual meeting proxy statement subsequent to such determination, the nature of the relationship, and the reasons for the determination.  Any such member appointed to the Committee may only serve for up to two years and may not chair the Committee.

No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and discloses this determination in the Company’s annual proxy statement.

Members shall be appointed by the Board based on nominations recommended by the Company’s Nominating Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.  The Board shall designate one member of the Audit Committee as its chairperson.  In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue.

II.            PURPOSE OF THE AUDIT COMMITTEE.

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

The function of the Audit Committee is oversight.  The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the effectiveness of internal control over financial reporting.  Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations.  The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements and when applicable, auditing management’s assessment of the effectivness of internal control over financial reporting, prior to the filing of the annual report on Form 10-K, and reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q.  In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants.  As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The independent auditors shall submit to the Audit Committee annually a formal written statement (the “Auditors’ Statement”) describing:  the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1.

The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

III.           MEETINGS OF THE AUDIT COMMITTEE.

The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable.  The Audit Committee should meet separately periodically with management and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately.  The Committee shall meet in executive session at least twice a year.  The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.  Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV.           DUTIES AND POWERS OF THE AUDIT COMMITTEE.

To carry out its purposes, the Audit Committee shall have the following duties and powers:

A.            with respect to the independent auditors,

(i)            to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee;

(ii)           to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered independent public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

(iii)          to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

(iv)          to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

(v)           to obtain from the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” recommendation letter or schedule of unadjusted differences in addition to the report on internal control regarding Sarbanes Oxley 404 testing;

(vi)          to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

(vii)         to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner;

(viii)        to review and approve all related party transactions of the Company; and

(ix)           to take into account the opinions of management in assessing the independent auditors’ qualifications, performance and independence.

B.            with respect to accounting principles and policies and financial reporting,

(i)            to advise management and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

(ii)           to consider any reports or communications (and management’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented or other professional standards, including reports and communications related to:

•                       deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;

•                       consideration of fraud in a financial statement audit;

•                       detection of illegal acts;

•                       the independent auditors’ responsibility under generally accepted auditing standards;

•                       any restriction on audit scope;

•                       significant accounting policies;

•                       significant issues discussed with the national office or other consultation groups respecting auditing or accounting issues presented by the engagement;

•                       management judgments and accounting estimates;

•                       any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

•                       the responsibility of the independent auditors for other information in documents containing audited financial statements;

•                       disagreements with management;

•                       consultation by management with other accountants;

•                       major issues discussed with management prior to retention of the independent auditors;

•                       difficulties encountered with management in performing the audit;

•                       the independent auditors’ judgments about the quality of the Company’s accounting principles; and

•                       reviews of interim financial information conducted by the independent auditors.

(iii)          to meet with management and the independent auditors

•                       to discuss the scope of the annual audit;

•                       to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•                       to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management or the independent auditors, relating to the Company’s financial statements;

•                       to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•                       to discuss any “management recommendation” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

•                       to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and

•                       to discuss, as appropriate:  (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(iv)          to inquire of the Company’s chief executive officer and chief financial officer as to the Company’s process and procedures related to the issuance of the certifications required by Section 302 and Section 906 of the Sarbanes-Oxley Act and the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(v)           to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vi)          if applicable, to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with the standards of the Public Company Accounting Oversight Board (United States) and Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act;

(vii)         to discuss with the Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

(viii)        to review and approve the type and presentation of information to be included in earnings press releases and press releases with financial impact;

(ix)           to review and approve the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

(x)            to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters “Whistle-blower Policy”; and

(xi)           to establish hiring policies for employees or former employees of the independent auditors.

C.            with respect to reporting and recommendations,

(i)            to review and approve any report, charter, policy or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC or Nasdaq to be included in the Company’s annual report or proxy statement, or to be implemented within the Company to comply with the above authorities;

(ii)           to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors;

(iii)          to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

(iv)          to prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this charter.  The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate.  The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

V.            DELEGATION TO SUBCOMMITTEE.

The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee.  The Audit Committee has delegated to the Audit Committee Chairman the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee for ratification.

VI.           RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE.

The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

A.            Compensation to the independent auditors and any other registered independent public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company;

B.            Compensation of any advisers employed by the Audit Committee; and

C.            Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

FORM OF PROXY

THE SCO GROUP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2006

The undersigned hereby appoints Bert B. Young and Ryan E. Tibbitts as proxies with full power of substitution and hereby authorizes either of them to act and to vote, as designated on the reverse, all shares of voting stock of The SCO Group, Inc. (the “Company”) the undersigned are entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Provo Marriott Courtyard Hotel located at 1600 North Freedom Boulevard (200 west) in Provo, Utah, on Thursday, April 27, 2006 at 11:00 a.m. Mountain Time, and at any adjournments or postponements thereof, upon the matters referred to on this proxy card and described in the accompanying Proxy Statement; and, at the proxies’ discretion, upon any other matters which may properly come before the meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SCO SCO GROUP, INC. C/O COMPUTERSHARE P.O. BOX 1596 DENVER, CO 80201-1596	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SCO Group, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCO GROUP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Vote on Directors

1.             Elect members of the Board of Directors of the Company.

☐   FOR ALL        ☐   WITHHOLD ALL        ☐   FOR ALL EXCEPT

NOMINEES

01) Ralph J. Yarro III	05) Darcy G. Mott
02) Omar T. Leeman	06) Darl C. McBride
03) Edward E. Iacobucci	07) J. Kent Millington
04) R. Duff Thompson	08) Daniel W. Campbell

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below

Vote on Proposal

2. To ratify the selection of Tanner LC as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2006.

FOR ☐       AGAINST ☐       ABSTAIN ☐

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matters that may properly come before the meeting.  IN THE ABSENCE OF SPECIFIC

INSTRUCTIONS, PROXIES WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR THE PROPOSAL SET FORTH ABOVE.

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HOUSEHOLDING ELECTION – Please indicate if you consent to receive certain future investor communications in a single package per household.            YES ☐        NO ☐

Signature (PLEASE SIGN WITHIN BOX)		Date

Signature (Joint Owners)	Date